                                                                     EXHIBIT 5.2

                                                                         E-MAIL:

                                                        sarman@applebyglobal.com

                                                                    DIRECT DIAL:
BANCO BRADESCO S.A.                                                     TEL 2098
Cidade de Deus, s/n. Vila Yara                                      FAX 949 4901
06029 Oscasco, BP
Brazil                                                                 YOUR REF:

                                                                    APPLEBY REF:
                                                                       05654.050

Dear Sirs                                                          5 August 2005

BANCO BRADESCO S.A. ACTING THROUGH ITS GRAND CAYMAN BRANCH ("ISSUER") REGISTRATION STATEMENT ON FORM F-4

We are Cayman Islands legal advisers to the Issuer and are providing this opinion in connection with your U.S. advisers preparation of an SEC Registration Statement (defined below). Following registration of the Registration Statement we understand that the Issuer proposes to exchange (the "EXCHANGE OFFER") up to US$300,000,000 of registered 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "NEW SECURITIES") (to be issued by the Issuer pursuant to an Indenture dated 3 June 2005 between the Issuer and The Bank of New York (the "INDENTURE")) for a like principal amount of its unregistered Perpetual Non-cumulative Junior Subordinated Securities (the "OLD SECURITIES").

We have examined the following: -

(1) the Issuer's Registration Statement on Form F-4 relating to the Exchange Offer dated 5 August 2005 (without the forms of all agreements attached as exhibits thereto) (the "REGISTRATION STATEMENT");

(2) the undated Prospectus in relation to the Exchange Offer for the New Securities (the "PROSPECTUS");

(3) a copy of the Certificate of Registration of the Issuer as issued by the Registrar of Companies and dated 12 January 1982;

(4) a copy of the Certificate of Change of Name of the Issuer as issued by the Registrar of Companies and dated 25 January 1990;

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

(5) a copy of the Certificate of Good Standing of the Issuer issued by the Registrar of Companies and dated 13 May 2005

(6) a copy of the Issuer's category "B" banking licence as issued pursuant to the Banks and Trust Companies Law of the Cayman Islands under the original name of the Issuer and dated 2 February 1982;

(7) a copy of the Issuer's category "B" banking licence as issued upon the change of name of the Issuer to Banco Bradesco S.A., and dated 20 February 1990; and

(8) a letter from the Cayman Islands Monetary Authority dated 13 May 2005 confirming the good standing of Issuer with regard to its category "B" banking licence.

The following opinion is given only as to and based on factual circumstances existing on the date hereof and known to us and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the accuracy of the certificate given by an authorised signatory of the Issuer dated 29 July 2005 (the "BRANCH CERTIFICATE") in the form annexed hereto without further verification and have relied upon the following assumptions, which we have not independently verified:

(a) the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies;

(b) the New Securities are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their respective terms under the laws of the State of New York (by which they are expressly governed) and all other relevant laws (other than, in respect of the Issuer, the laws of the Cayman Islands);

(c) the choice of the laws of the State of New York as the governing law of the New Securities has been made in good faith and is valid and binding under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

(d) the power, authority and legal right of all parties under all relevant laws and regulations other than the laws of the Cayman Islands (including in particular the laws of Brazil where the Issuer is incorporated) to enter into, execute and perform their respective obligations under the New Securities, and that the New Securities will be duly authorised, executed and delivered by or on behalf of all parties thereto under all relevant laws and regulations other than, in respect of the Issuer, the laws of the Cayman Islands;

(e)   that Banco Bradesco S.A. will at all times maintain its registration under
      Part IX of the Companies Law (2004 Revision);

(f) that Banco Bradesco S.A. and the Issuer will be regarded as the same legal entity as a matter of Brazilian law and all other relevant laws (other than the laws of the Cayman Islands); and

(g) there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York or Brazil.

On the basis of the foregoing and subject to the qualifications below, we are of the opinion that:-

1. The Issuer is duly registered and in good standing as a foreign company under Part IX of the Companies Law (2003 Revision) and, as the holder of a category "B" banking licence, is duly licensed under The Banks and Trust Companies Law (2003 Revision) of the Cayman Islands to carry on banking business from and within the Cayman Islands subject to the restrictions set forth in Section 6 of The Banks and Trust Companies Law (2003 Revision) of the Cayman Islands, which restricts the holder of a category "B" banking licence from taking deposits from persons resident in the Cayman Islands subject to certain exemptions, inter alia, in respect of exempted or ordinary non-resident companies and other licensees.

2. Under Cayman Islands conflict of law principles, the corporate capacity or power of the Issuer to issue the New Securities and to observe and perform its obligations under the Indenture and the New Securities, is determined by the laws of the

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

      jurisdiction of incorporation or establishment of the Issuer and by the Issuer's constitutive documents as governed by such laws (in each case which we assume to be the laws of Brazil).

3. Under Cayman Islands conflict of law principles, the laws governing the New Securities are the laws which are validly chosen by the parties as stated to be governing or applicable to the New Securities.

4. Under Cayman Islands conflict of law principles, the laws governing the due corporate authorisation of the Issuer and the execution by the Issuer of the New Securities are the laws of the jurisdiction of incorporation or establishment of the Issuer, which we assume to be Brazil.

5. If as a matter of Brazilian and any other relevant laws (other than the laws of the Cayman Islands) Banco Bradesco S.A. has the requisite corporate capacity or power to issue the New Securities and has received due corporate authorisation to do so, the New Securities will when duly executed and delivered by all parties thereto constitute, as a matter of Cayman Islands law only, legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, assuming in each case the same to be true as a matter of all other relevant laws (other than the laws of the Cayman Islands), most notably as a matter of the laws of Brazil and the State of New York. The term "enforceable" as used above means that the obligations assumed by the Issuer under the New Securities are of a type that the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances (refer to the qualifications below).

6. There are no income taxes payable under the laws of the Cayman Islands in respect of the exchange of Old Securities for New Securities pursuant to the Exchange Offer.

The opinions expressed above concerning, in particular, enforceability of the New Securities are, to the extent that Cayman Islands law might apply, subject to the following qualifications:

(a) The enforcement of the New Securities may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, limitation of actions, fraudulent

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

      dispositions or other similar laws relating to the enforcement of creditors rights generally and claims may become subject to the defence of set off or to counter claims.

(b) Obligations or liabilities of the Issuer otherwise than for the payment of money may not be enforceable in a Cayman Islands court by way of such equitable remedies as injunction or specific performance, which remedies are in the discretion of such court.

(c) Any provisions requiring any party to pay interest on overdue amounts in excess of the rate (if any) payable on such amounts before they become overdue or to pay any additional amounts on prepayment of any sums due or to pay sums on breach of any agreement other than such as represent a genuine pre-estimate of loss may be unenforceable if held by a Cayman Islands court to be a penalty.

(d) If any party to any of the New Securities is vested with a discretion or may determine a matter in its opinion, the courts of the Cayman Islands may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(e) Any provisions in the New Securities that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party.

(f) If any provisions of the New Securities is held to be illegal, invalid or unenforceable by a Cayman Islands court, the severance of such provisions from the remaining provisions of the New Securities would be subject to the exercise of the discretion of such court.

(g) The Grand Court Rules, 1995 of the Cayman Islands expressly contemplate that judgements may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgement debts according to the currency of the judgement. In the event the Issuer is placed into

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

      liquidation, the Grand Court is likely to require that all debts be converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands or United States dollars.

(h) The courts of the Cayman Islands are likely to award costs and disbursements in litigation in accordance with the relevant contractual provisions of the New Securities. There is some uncertainty, however, with regard to the recoverability of post-judgement costs which, if recoverable at all, are likely to be limited to the scale costs specified in the Grand Court (Taxation of Costs) Rules 1995. In the absence of contractual provisions as to costs, they will be recoverable only in the discretion of the court and limited to the scale costs provided for by the Rules aforesaid.

(i) To be enforceable in the courts of the Cayman Islands, stamp duty will be chargeable on the New Securities either in the fixed sum of CI$500.00 (for all New Securities issued as part of a series of notes) or, if such fixed sum is not paid on execution, at the rate of CI$0.25 (US$0.30) for each CI$100.00 (US$121.95) covenanted to be paid thereunder with a maximum duty on each Note of CI$250.00 (US$304.88).

      Such duty is payable on the New Securities (if the fixed sum of CI$500.00 aforesaid is to be paid), on execution, or if the fixed sum of CI$500.00 aforesaid is not paid on execution, within 45 days of execution of the New Securities in the Cayman Islands or on receipt of each executed original New Note in the Cayman Islands.

(j) The obligations of the Issuer to the governments of, persons acting for the governments of, or persons resident in, incorporated in or constituted under the laws of a country the subject of an order extended to the Cayman Islands pursuant to a statutory instrument in relation to United Nations sanctions (each an "AFFECTED COUNTRY") may be limited to the extent provided in the relevant order. Currently, Affected Countries include Liberia and Afghanistan.

(k) The obligations of the Issuer to any holder of the New Securities deemed to be a person suspected of committing, attempting to commit, facilitating or participating

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

      in acts of terrorism by The Terrorism (United Nations Measures) (Overseas Territories) Order 2001 may be limited by such order.

(l) The New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards adopted by the United Nations Conference on International Commercial Arbitration on 10 June 1958 ("CONVENTION") has been given effect in the Cayman Islands by the Cayman Islands Foreign Arbitral Awards Enforcement Law. Therefore, an arbitration award made in a country which is a party to the Convention is capable of being enforced in the courts of the Cayman Islands unless:-

      (i) one of the parties to the arbitration agreement was under some incapacity;

      (ii) the arbitration agreement was not valid under the law to which the parties subjected it;

      (iii) a relevant party was not given proper notice of the appointment of an arbitrator or of the arbitration proceedings or was unable to present their case;

      (iv) the award deals with a difference not contemplated by or not falling within the terms of the submission to arbitration or contains decisions on matters beyond the scope of the submission to arbitration;

      (v) the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties;

      (vi) the arbitration award has not yet become binding on the parties or has been set aside or suspended by a competent authority of the country in which, or under the law of which, it was made;

      (vii) the award is in respect of a matter which is not capable of settlement by arbitration; or

                                                             BANCO BRADESCO S.A.

                                                                   5 August 2005

      (viii) it would be contrary to the public policy of the Cayman Islands to enforce the award.

We express no opinion as to any provision in the New Securities which states that they may only be varied by written instrument or agreement.

We express no opinion as to any provision in the New Securities which states that a party waives its rights to trial by jury.

We are practising in the Cayman Islands and do not purport to be experts on the laws of any other jurisdiction and we therefore express no opinion as to the laws of any jurisdiction other than Cayman Islands law including, without limitation, the laws of Brazil. This opinion is based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the factual circumstances existing on the date hereof and known to us.

Except as specifically stated or addressed herein, we make no comment with regard to any representations which may be made by the Issuer in any of the documents referred to above or otherwise.

We draw your attention to the fact that Section 215 of the Companies Law (2003 Revision) confers upon the Registrar of Companies in and for the Cayman Islands power at any time and from time to time to prohibit (i) the sale of shares or debentures of a foreign company in the Cayman Islands or (ii) any invitation in the Cayman Islands to subscribe for any shares or debentures of such company. So far as we are aware, such power has never been exercised.

Any such prohibition subsequently introduced would not affect the offering or exchange of the New Securities outside the Cayman Islands and otherwise than to the public in the Cayman Islands.

This letter is solely for the benefit of the addressees and may not be relied upon by (nor may it be disclosed to) any other person without our prior written consent. You may, however, file this opinion with the Registration Statement. We hereby consent to the reference to ourselves under the caption "Legal Matters" in the Registration Statement.

Yours faithfully

/s/ APPLEBY SPURLING HUNTER

Appleby Spurling Hunter